EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Zami Aberman, Chief Executive Officer, and Yaky Yanay, Chief Financial Officer of Pluristem Life Systems, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Pluristem Life Systems, Inc. for the quarterly period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pluristem Life Systems, Inc.

By: /s/ Zami Aberman

Zami Aberman

Chief Executive Officer

Dated: February 13, 2007

By: /s/ Yaky Yanay

Yaky Yanay

Chief Financial Officer

Dated: February 13, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pluristem Life Systems, Inc. and will be retained by Pluristem Life Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1046937.1